Exhibit 24(b)(16)

            ASM Fund - Schedules for Computation of Performance Data



                        n
Total Return      P(1+T) = ERV

                          Inception to October 31, 1997

                 P = $1,000
                 T = 11.59%
                 n = 6.66
                 ERV = $2,075.41


                        Five Year Ended October 31, 1997

                 P = $1,000
                 T = 17.20%
                 n = 5
                 ERV = $2,211.38

                         One Year Ended October 31, 1997

                 P = $1,000
                 T = 25.16%
                 n = 1
                 ERV = $1,251.63


SEC Yield

                                     6
                  Yield = [2(a-b+1) -1]
                             cd


                 a = 41,396.99
                 b = 4,220.75
                 c = 1,464,821.56
                 d = 17.21
                 Yield = 1.7762%


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